Exhibit 4.3

NINTH SUPPLEMENTAL INDENTURE

NINTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of April 14, 2010, among AutoNation, Inc., a Delaware corporation (the “Company”), the Guarantors listed as signatories hereto (the “Guarantors”), and Wells Fargo Bank, N.A., a national banking association, as trustee (the “Trustee”).

WHEREAS, the Company and the Trustee have heretofore executed an Indenture (the “Indenture”), dated as of April 12, 2006 (and supplemented as of August 17, 2006, January 24, 2007, March 19, 2007, October 18, 2007, March 11, 2008, August 12, 2008, February 6, 2009 and February 8, 2010), providing for the issuance of Floating Rate Senior Notes due 2013 (the “Floating Rate Notes”) and 7% Senior Notes due 2014 (the “Fixed Rate Notes” and together with the Floating Rate Notes, the “Notes”);

WHEREAS, Section 9.2 of the Indenture provides that the Company, the Guarantors and the Trustee may amend the Indenture with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes;

WHEREAS, the Company has distributed an Offer to Purchase and Consent Solicitation Statement, dated March 31, 2010 (the “Statement”), and accompanying Letter of Transmittal and Consent (the “Letter of Transmittal”) to the Holders of the Notes in connection with proposed amendments to the Indenture, as further described in the Statement (the “Proposed Amendments”), that provide for, among other things, elimination from the Indenture of substantially all of the restrictive covenants and certain events of default and the shortening of the notice periods required to undertake an optional redemption of the Notes;

WHEREAS, the Holders of at least a majority of each series of the outstanding principal amount of the Notes not owned by the Company or any of its affiliates have consented to the Proposed Amendments; and

WHEREAS, the Company and the Guarantors desire to amend the Indenture, as set forth in Section 2 hereof; and

WHEREAS, this Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Company and the Guarantors.

NOW, THEREFORE, the Company, the Guarantors and the Trustee agree as follows for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Amendments

(a) Section 3.1 is hereby deleted and replaced in its entirety with the following:

“If the Company elects to redeem Floating Rate Notes or Fixed Rate Notes pursuant to the optional redemption provisions of Section 3.7, it shall furnish to the Trustee, at least 5 days but not more than

90 days before the redemption date, an Officers’ Certificate setting forth (i) the redemption date, (ii) the principal amount of Floating Rate Notes or Fixed Rate Notes, as the case may be, to be redeemed and (iii) the redemption price or, if then indeterminable, basis for determining the redemption price.”

(b) Section 3.3 is hereby deleted and replaced in its entirety with the following:

“If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7, at least 2 days but not more than 60 days before the redemption date and, if applicable, no later than 30 days after the closing of the related Public Equity Offering, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address (with a copy to the Trustee). The notice shall identify the Notes to be redeemed (including “CUSIP” number(s)) and shall state: (i) the redemption date; (ii) the redemption price or, if then indeterminable, basis for determining the redemption price; (iii) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note; (iv) the name and address of the Paying Agent; (v) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price; (vi) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date; (vii) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and (viii) that no representation is made as to the correctness or accuracy of the “CUSIP” number, if any, listed in such notice or printed on the Notes. At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 5 days prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the previous paragraph.”

(c) The following Sections of the Indenture, and any corresponding provisions in the Notes, are hereby deleted in their entirety and replaced with “[Intentionally Omitted.]”:

Indenture Section Number	Caption

Section 4.3	Reports

Section 4.4	Compliance Certificate

Section 4.5	Taxes

Section 4.6	Stay, Extension and Usury Laws

Section 4.7	Limitation on Restricted Payments

Section 4.8	Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

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Indenture Section Number	Caption

Section 4.9	Limitation on Indebtedness

Section 4.10	Limitation on Sale of Assets

Section 4.11	Limitation on Transactions with Affiliates

Section 4.12	Limitation on Liens

Section 4.13	Limitation on Unrestricted Subsidiaries

Section 4.14	Corporate Existence

Section 4.15	Purchase of Notes upon a Change of Control

Section 4.16	Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

(d) Clauses (2) and (3) of Section 5.1 of the Indenture, and any corresponding provisions in the Notes, are hereby deleted and replaced with “[Intentionally Omitted.]”

(e) Clauses (3)(a), (4), (6) and (7) of Section 6.1 of the Indenture are hereby deleted and replaced with “[Intentionally Omitted.]”

(f) Any definitions used exclusively in the provisions of the Indenture or Notes that are deleted pursuant to paragraphs (c), (d) and (e) of this Section 2, and any definitions used exclusively within such definition, are hereby deleted in their entirety from the Indenture and the Notes.

(g) Any and all references in the Indenture and the Notes to clauses, Sections or other terms or provisions of the Indenture or Notes referred to in paragraphs (c), (d), (e) and (f) of this Section 2 or that have been otherwise deleted pursuant to this Supplemental Indenture and any and all obligations thereunder related solely to such clauses, Sections, terms or provisions are hereby deleted throughout the Indenture and the Notes, and shall be of no further force and effect.

3. Effect of Supplemental Indenture. From and after the Amendment Operative Time (as defined below), the Indenture shall be amended and supplemented in accordance herewith. Each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Indenture as amended and supplemented by this Supplemental Indenture unless the context otherwise requires. The Indenture as amended and supplemented by this Supplemental Indenture shall be read, taken and construed as one and the same instrument, and every Holder heretofore or hereafter authenticated and delivered under the Indenture as supplemented by this Supplemental Indenture shall be bound thereby.

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4. Existing Indenture Remains in Full Force and Effect. Except as amended and supplemented by this Supplemental Indenture, all provisions in the Indenture shall remain in full force and effect.

5. Severability. In case any provision of this Supplemental Indenture is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

6. Successors. All agreements of the Company and the Guarantors in this Supplemental Indenture will bind their respective successors. All agreements of the Trustee in this Supplemental Indenture will bind the Trustee’s successor.

7. Effectiveness. This Supplemental Indenture shall become effective and binding on the Company, the Guarantors and the Trustee upon the execution and delivery by the parties to this Supplemental Indenture; provided, however, that this Supplemental Indenture and the Proposed Amendments shall become operative, and the terms of the Indenture shall be amended, supplemented, modified or deleted hereby, in each case only upon the acceptance for payment of Notes representing at least a majority of the outstanding Floating Rate Notes and at least a majority of the outstanding Fixed Rate Notes (the “Amendment Operative Time”).

8. New York Law to Govern. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

9. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

10. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

11. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity, legality or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors.

[Signature Pages Follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

AUTONATION, INC.

By	/s/ C. Coleman G. Edmunds

Name:	C. Coleman G. Edmunds
Title:	Sr. Vice President, Deputy General Counsel and Assistant Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE

By	/s/ Martin Reed

Name:	Martin Reed
Title:	Vice President

GUARANTORS (listed on the following pages)

By	/s/ C. Coleman G. Edmunds

Name:	C. Coleman G. Edmunds
Title:	Authorized Signatory

Signature page to Supplemental Indenture for Floating and Fixed Rate Notes

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AFFIDAVIT OF OUT-OF-STATE EXECUTION

STATE OF NEW YORK

COUNTY OF NEW YORK

I hereby certify that on this 14th day of April     , 2010, before me, an officer duly authorized in the County and State aforesaid to take acknowledgments, personally appeared C. Coleman G. Edmunds, as Senior Vice President, Deputy General Counsel of AutoNation, Inc., a Delaware corporation (the “Company”) and as an authorized signatory of each of the subsidiaries of the Company party to the hereinafter defined Supplemental Indenture (the “Guarantors”), who is personally known to me or who has produced                                          as identification, who ~~did~~/did not take an oath, who is known to me to be the person who executed the Supplemental Indenture, dated as of April 14, 2010 (the “Supplemental Indenture”), by and among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”), to which this Affidavit is attached on behalf of the Company and on behalf of each of the Guarantors in New York, New York, and who acknowledged before me that be executed the same.

/s/ Perri Thaler
Notary Public

Perri Thaler
Print Name

My Commission Expires:	12/15/11

GUARANTORS

7 Rod Real Estate North, a Limited Liability Company

7 Rod Real Estate South, a Limited Liability Company

Abraham Chevrolet-Miami, Inc.

Abraham Chevrolet-Tampa, Inc.

ACER Fiduciary, Inc.

Al Maroone Ford, LLC

Albert Berry Motors, Inc.

Allison Bavarian

Allison Bavarian Holding, LLC

All-State Rent A Car, Inc.

American Way Motors, Inc.

AN Cadillac of WPB, LLC

AN Central Region Management, LLC

AN Chevrolet - Arrowhead, Inc.

AN Chevrolet of Phoenix, LLC

AN CJ Valencia, Inc.

AN Collision Center of Addison, Inc.

AN Collision Center of North Houston, Inc.

AN Collision Center of Las Vegas, Inc. f/k/a Desert Lincoln-Mercury, Inc.

AN Collision Center of Tempe, Inc.

AN Corporate Management Payroll Corp.

AN Corpus Christi Chevrolet, LP

AN Corpus Christi GP, LLC

AN Corpus Christi Imports Adv. GP, LLC

AN Corpus Christi Imports Adv., LP

AN Corpus Christi Imports GP, LLC

AN Corpus Christi Imports II GP, LLC

AN Corpus Christi Imports II, LP

AN Corpus Christi Imports, LP

AN Corpus Christi Motors, Inc.

AN Corpus Christi T. Imports GP, LLC

AN Corpus Christi T. Imports, LP

AN County Line Ford, Inc.

AN Dealership Holding Corp.

AN Florida Region Management, LLC

AN Fremont Luxury Imports, Inc.

AN Imports of Ft. Lauderdale, Inc.

AN Imports of Lithia Springs, LLC

AN Imports of Spokane, Inc.

AN Imports on Weston Road, Inc.

AN Luxury Imports GP, LLC

AN Luxury Imports Holding, LLC

AN Luxury Imports of Palm Beach, Inc.

AN Luxury Imports of Pembroke Pines, Inc.

AN Luxury Imports of San Diego, Inc.

AN Luxury Imports of Sarasota, Inc.

AN Luxury Imports of Phoenix, Inc.

AN Luxury Imports of Spokane, Inc.

AN Luxury Imports of Tucson, Inc.

AN Luxury Imports, Ltd.

AN Motors of Dallas, Inc.

AN Motors of Delray Beach, Inc.

AN Motors of Scottsdale, LLC

AN Pontiac GMC Houston North GP, LLC

AN Pontiac GMC Houston North, LP

AN Subaru Motors, Inc.

AN Texas Region Management, Ltd.

AN West Central Region Management, LLC

AN Western Region Management, LLC

AN/CF Acquisition Corp.

AN/FMK Acquisition Corp.

AN/GMF, Inc.

AN/KPBG Motors, Inc.

AN/MF Acquisition Corp.

AN/MNI Acquisition Corp.

AN/PF Acquisition Corp.

AN/STD Acquisition Corp.

Anderson Chevrolet

Anderson Chevrolet Los Gatos, Inc.

Anderson Cupertino, Inc.

Appleway Chevrolet, Inc.

Atrium Restaurants, Inc.

Auto Ad Agency, Inc.

Auto Car Holding, LLC

Auto Car, Inc.

Auto Holding, LLC

Auto Mission Holding, LLC

Auto Mission Ltd.

Auto West, Inc.

Autohaus Holdings, Inc.

AutoNation Benefits Company, Inc.

AutoNation Corporate Management, LLC

AutoNation Dodge of Pembroke Pines, Inc.

AutoNation Enterprises Incorporated

AutoNation Financial Services, LLC

AutoNation Fort Worth Motors, Ltd.

AutoNation GM GP, LLC

AutoNation Holding Corp.

AutoNation Imports of Katy GP, LLC

AutoNation Imports of Katy, L.P.

AutoNation Imports of Lithia Springs, Inc.

AutoNation Imports of Longwood, Inc.

AutoNation Imports of Palm Beach, Inc.

AutoNation Imports of Winter Park, Inc.

AutoNation Motors Holding Corp.

AutoNation Motors of Lithia Springs, Inc.

AutoNation North Texas Management GP, LLC

AutoNation Northwest Management, LLC

AutoNation Orlando Venture Holdings, Inc.

AutoNation Oxnard Venture Holdings, Inc.

AutoNation Realty Corporation

AutoNation USA of Perrine, Inc.

AutoNation V. Imports of Delray Beach, LLC

AutoNationDirect.com, Inc.

Bankston Auto, Inc.

Bankston Chrysler Jeep of Frisco, L.P.

Bankston CJ GP, LLC

Bankston Ford of Frisco, Ltd. Co.

Bankston Nissan in Irving, Inc.

Bankston Nissan Lewisville GP, LLC

Bankston Nissan Lewisville, Ltd.

Bargain Rent-A-Car

Batfish, LLC

BBCSS, Inc.

Beach City Chevrolet Company, Inc.

Beach City Holding, LLC

Beacon Motors, Inc.

Bell Dodge, L.L.C.

Bengal Motor Company, Ltd.

Bengal Motors, Inc.

Bill Ayares Chevrolet, LLC

Bledsoe Dodge, LLC

Bob Townsend Ford, Inc.

Body Shop Holding Corp.

BOSC Automotive Realty, Inc.

Brown & Brown Chevrolet - Superstition Springs, LLC

Brown & Brown Chevrolet, Inc.

Brown & Brown Nissan Mesa, LLC

Brown & Brown Nissan, Inc.

Buick Mart Limited Partnership

Bull Motors, LLC

C. Garrett, Inc.

Carlisle Motors, LLC

Carwell Holding, LLC

Carwell, LLC

Cerritos Body Works Holding, LLC

Cerritos Body Works, Inc.

Cerritos Imports Holding, LLC

Cerritos Imports, Inc.

Champion Chevrolet Holding, LLC

Champion Chevrolet, LLC

Champion Ford, Inc.

Charlie Hillard, Inc.

Charlie Thomas Chevrolet GP, LLC

Charlie Thomas Chevrolet, Ltd.

Charlie Thomas Chrysler-Plymouth, Inc.

Charlie Thomas Courtesy Leasing, Inc.

Charlie Thomas F. GP, LLC

Charlie Thomas Ford, Ltd.

Charlie Thomas’ Courtesy Ford, Ltd.

Charlie Thomas’ Courtesy GP, LLC

Chesrown Auto, LLC

Chesrown Chevrolet, LLC

Chesrown Collision Center, Inc.

Chesrown Ford, Inc.

Chevrolet World, Inc.

Chuck Clancy Ford of Marietta, LLC

CJ Valencia Holding, LLC

Coastal Cadillac, Inc.

Consumer Car Care Corporation

Contemporary Cars, Inc.

Cook-Whitehead Ford, Inc.

Corporate Properties Holding, Inc.

Costa Mesa Cars Holding, LLC

Costa Mesa Cars, Inc.

Courtesy Auto Group, Inc.

Courtesy Broadway, LLC

Covington Pike Motors, Inc.

CT Intercontinental GP, LLC

CT Intercontinental, Ltd.

CT Motors, Inc.

D/L Motor Company

Deal Dodge of Des Plaines, Inc.

Dealership Properties, Inc.

Dealership Realty Corporation

Desert Buick-GMC Trucks, L.L.C.

Desert Chrysler-Plymouth, Inc.

Desert Dodge, Inc.

Desert GMC, L.L.C.

Dobbs Brothers Buick-Pontiac, Inc.

Dobbs Ford of Memphis, Inc.

Dobbs Ford, Inc.

Dobbs Mobile Bay, Inc.

Dobbs Motors of Arizona, Inc.

Dodge of Bellevue, Inc.

Don Mealey Chevrolet, Inc.

Don Mealey Imports, Inc.

Don-A-Vee Jeep Eagle, Inc.

Downers Grove Dodge, Inc.

Driver’s Mart Worldwide, Inc.

Eastgate Ford, Inc.

Ed Mullinax Ford, LLC

Edgren Motor Company, Inc.

Edgren Motor Holding, LLC

El Monte Imports Holding, LLC

El Monte Imports, Inc.

El Monte Motors Holding, LLC

El Monte Motors, Inc.

Elmhurst Auto Mall, Inc.

Emich Chrysler Plymouth, LLC

Emich Dodge, LLC

Emich Oldsmobile, LLC

Emich Subaru West, LLC

Empire Services Agency, Inc.

Financial Services GP, LLC

Financial Services, Ltd.

First Team Automotive Corp.

First Team Ford of Manatee, Ltd.

First Team Ford, Ltd

First Team Imports, Ltd.

First Team Jeep Eagle, Chrysler-Plymouth, Ltd.

First Team Management, Inc.

First Team Premier, Ltd.

Fit Kit Holding, LLC

Fit Kit, Inc.

Florida Auto Corp.

Ford of Garden Grove Limited Partnership

Ford of Kirkland, Inc.

Fox Chevrolet, LLC

Fox Imports, LLC

Fox Motors, LLC

Fred Oakley Motors, Inc.

Fremont Luxury Imports Holding, LLC

Ft. Lauderdale Nissan, Inc.

G.B. Import Sales & Service Holding, LLC

G.B. Import Sales & Service, LLC

Gene Evans Ford, LLC

George Sutherlin Nissan, LLC

Government Boulevard Motors, Inc.

Gulf Management, Inc.

Hayward Dodge, Inc.

Hillard Auto Group, Inc.

Hollywood Imports Limited, Inc.

Hollywood Kia, Inc.

Horizon Chevrolet, Inc.

House of Imports Holding, LLC

House of Imports, Inc.

Houston Auto M. Imports Greenway, Ltd.

Houston Auto M. Imports North, Ltd.

Houston Imports Greenway GP, LLC

Houston Imports North GP, LLC

Hub Motor Company, LLC

Irvine Imports Holding, LLC

Irvine Imports, Inc.

Irvine Toyota/Nissan/Volvo Limited Partnership

Jemautco, Inc.

Jerry Gleason Chevrolet, Inc.

Jerry Gleason Dodge, Inc.

Jim Quinlan Chevrolet Co.

Jim Quinlan Ford Lincoln-Mercury, Inc.

Joe MacPherson Ford

Joe MacPherson Imports No. I

Joe MacPherson Infiniti

Joe MacPherson Infiniti Holding, LLC

Joe MacPherson Oldsmobile

John M. Lance Ford, LLC

J-R Advertising Company

J-R Motors Company North

J-R Motors Company South

JRJ Investments, Inc.

J-R-M Motors Company Northwest, LLC

Kenyon Dodge, Inc.

King’s Crown Ford, Inc.

L.P. Evans Motors WPB, Inc.

L.P. Evans Motors, Inc.

Lance Children, Inc.

Leesburg Imports, LLC

Leesburg Motors, LLC

Les Marks Chevrolet, Inc.

Lew Webb’s Ford, Inc.

Lew Webb’s Irvine Nissan Holding, LLC

Lew Webb’s Irvine Nissan, Inc.

Lewisville Imports GP, LLC

Lewisville Imports, Ltd.

Lexus of Cerritos Limited Partnership

Lot 4 Real Estate Holdings, LLC

MacHoward Leasing

MacHoward Leasing Holding, LLC

MacPherson Enterprises, Inc.

Magic Acquisition Corp.

Magic Acquisition Holding, LLC

Marks Family Dealerships, Inc.

Marks Transport, Inc.

Maroone Chevrolet Ft. Lauderdale, Inc.

Maroone Chevrolet, LLC

Maroone Dodge, LLC

Maroone Ford, LLC

Maroone Management Services, Inc

Maroone Oldsmobile, LLC

MC/RII, LLC

Mealey Holdings, Inc.

Mechanical Warranty Protection, Inc.

Metro Chrysler Jeep, Inc.

Midway Chevrolet, Inc.

Mike Hall Chevrolet, Inc.

Mike Shad Chrysler Plymouth Jeep Eagle, Inc.

Mike Shad Ford, Inc.

Miller-Sutherlin Automotive, LLC

Mission Blvd. Motors, Inc.

Mr. Wheels Holding, LLC

Mr. Wheels, Inc.

Mullinax East, LLC

Mullinax Ford North Canton, Inc.

Mullinax Ford South, Inc.

Mullinax Lincoln-Mercury, Inc.

Mullinax of Mayfield, LLC

Mullinax Used Cars, Inc.

Naperville Imports, Inc.

Newport Beach Cars Holding, LLC

Newport Beach Cars, LLC

Nichols Ford, Ltd.

Nichols GP, LLC

Nissan of Brandon, Inc.

Northpoint Chevrolet, LLC

Northpoint Ford, Inc.

Northwest Financial Group, Inc.

Ontario Dodge, Inc.

Orange County Automotive Imports, LLC

Payton-Wright Ford Sales, Inc.

Peyton Cramer Automotive

Peyton Cramer Automotive Holding, LLC

Peyton Cramer F. Holding, LLC

Peyton Cramer Ford

Peyton Cramer Infiniti

Peyton Cramer Infiniti Holding, LLC

Peyton Cramer Jaguar

Peyton Cramer Lincoln-Mercury

Peyton Cramer LM Holding, LLC

Pierce Automotive Corporation

Pierce, LLC

Pitre Buick-Pontiac-GMC of Scottsdale, Inc.

Pitre Chrysler-Plymouth-Jeep of Scottsdale, Inc.

Pitre Chrysler-Plymouth-Jeep on Bell, Inc.

Plains Chevrolet GP, LLC

Plains Chevrolet, Ltd.

PMWQ, Inc.

PMWQ, Ltd.

Port City Imports, Inc.

Prime Auto Resources, Inc.

Quality Nissan GP, LLC

Quality Nissan, Ltd.

Quinlan Motors, Inc.

R. Coop Limited

R.L. Buscher II, Inc.

R.L. Buscher III, Inc.

Real Estate Holdings, Inc.

Republic DM Property Acquisition Corp.

Republic Resources Company

Republic Risk Management Services, Inc.

Resources Aviation, Inc.

RI Merger Corp.

RI/ASC Acquisition Corp.

RI/BB Acquisition Corp.

RI/BBNM Acquisition Corp

RI/BRC Real Estate Corp.

RI/DM Acquisition Corp.

RI/Hollywood Nissan Acquisition Corp.

RI/LLC Acquisition Corp.

RI/LLC-2 Acquisition Corp.

RI/PII Acquisition Corp.

RI/RMC Acquisition GP, LLC

RI/RMC Acquisition, Ltd.

RI/RMP Acquisition Corp.

RI/RMT Acquisition GP, LLC

RI/RMT Acquisition, Ltd.

RI/WFI Acquisition Corporation

RKR Motors, Inc.

Roseville Motor Corporation

Roseville Motor Holding, LLC

RRM Corporation

Sahara Imports, Inc.

Sahara Nissan, Inc.

Saul Chevrolet Holding, LLC

SCM Realty, Inc.

Service Station Holding Corp.

Shamrock F. Holding, LLC

Shamrock Ford, Inc.

Six Jays LLC

SMI Motors Holding, LLC

SMI Motors, Inc.

Smythe European Holding, LLC

Smythe European, Inc.

Southwest Dodge, LLC

Spitfire Properties, Inc.

Star Motors, LLC

Steakley Chevrolet GP, LLC

Steakley Chevrolet, Ltd.

Steeplechase Motor Company

Steve Moore Chevrolet Delray, LLC

Steve Moore Chevrolet, LLC

Steve Moore’s Buy-Right Auto Center, Inc.

Steve Rayman Pontiac-Buick-GMC-Truck, LLC

Stevens Creek Holding, LLC

Stevens Creek Motors, Inc.

Sunrise Nissan of Jacksonville, Inc.

Sunrise Nissan of Orange Park, Inc.

Sunset Pontiac-GMC Truck South, Inc.

Sunset Pontiac-GMC, Inc.

Superior Nissan, Inc.

Sutherlin Chrysler-Plymouth Jeep-Eagle, LLC

Sutherlin H. Imports, LLC

Sutherlin Imports, LLC

Sutherlin Nissan, LLC

Sutherlin Town Center, Inc.

Tartan Advertising, Inc.

Tasha Incorporated

Taylor Jeep Eagle, LLC

Team Dodge, Inc.

Terry York Motor Cars Holding, LLC

Terry York Motor Cars, Ltd.

Texan Ford Sales, Ltd.

Texan Ford, Inc.

Texan Lincoln-Mercury, Inc.

Texan Sales GP, LLC

Texas Management Companies LP, LLC

The Consulting Source, Inc.

The Pierce Corporation II, Inc.

Tinley Park A. Imports, Inc.

Tinley Park J. Imports, Inc.

Tinley Park V. Imports, Inc.

Torrance Nissan Holding, LLC

Torrance Nissan, LLC

Tousley Ford, Inc.

Town & Country Chrysler Jeep, Inc.

Toyota Cerritos Limited Partnership

Triangle Corporation

T-West Sales & Service, Inc.

Valencia B. Imports Holding, LLC

Valencia B. Imports, Inc.

Valencia Dodge

Valencia Dodge Holding, LLC

Valencia H. Imports Holding, LLC

Valencia H. Imports, Inc.

Valley Chevrolet, LLC

Vanderbeek Motors Holding, LLC

Vanderbeek Motors, Inc.

Vanderbeek Olds/GMC Truck, Inc.

Vanderbeek Truck Holding, LLC

Village Motors, LLC

Vince Wiese Chevrolet, Inc.

Vince Wiese Holding, LLC

W.O. Bankston Nissan, Inc.

Wallace Dodge, LLC

Wallace Ford, LLC

Wallace Lincoln-Mercury, LLC

Wallace Nissan, LLC

Webb Automotive Group, Inc.

West Colton Cars, Inc.

West Side Motors, Inc.

Westgate Chevrolet GP, LLC

Westgate Chevrolet, Ltd.

Westmont A. Imports, Inc.

Westmont B. Imports, Inc.

Westmont M. Imports, Inc.

Woody Capital Investment Company II

Woody Capital Investment Company III

Working Man’s Credit Plan, Inc.

York Enterprises Holding, LLC